U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
AMERASIA KHAN ENTERPRISES LTD.
(Exact name of Registrant as specified in its charter)

NEVADA                           E.I.N. Number pending
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                     Identification Number)

353 West 7th Avenue                                 Pacific Registered Agents Inc.
Vancouver, B.C., Canada V5Y 1M2                         942 Windemere Dr. NW, Salem, OR 97304
(Name and address of principal executive offices)             (Name, address and telephone of agent for service)

Registrant's telephone number, including area code:            (604) 723 - 6877
Approximate date of commencement of proposed sale to the public:          As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box |X|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    |__|

CALCULATION OF REGISTRATION FEE
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TITLE OF EACH		PROPOSED	PROPOSED
CLASS OF		MAXIMUM	MAXIMUM
SECURITIES		OFFERING	AGGREGATE	AMOUNT OF
TO BE	AMOUNT TO BE	PRICE PER	OFFERING	REGISTRATION
REGISTERED	REGISTERED	SHARE (1)	PRICE (2)	FEE

Common Stock	4,600,000 shares (3)	$0.025	$115,000	$14.57
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(1)	This price was arbitrarily determined by Amerasia Khan Enterprises Ltd.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.
(3)
Of the 9,000,000 shares of common stock issued and outstanding as of the date of this prospectus, only 4,600,000 are being sold by the selling shareholders. The balance of 4,400,000 of the 9,000,0000 shares of common stock are held by officers and directors of the Company and are subject to Rule 144 restrictions.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
COPIES OF COMMUNICATIONS TO:
Cane Clark LLP
3273 East Warm Springs Rd., Las Vegas, NV 89120
(702) 312-6255 Fax: (702) 944-7100

PROSPECTUS

AMERASIA KHAN ENTERPRISES LTD.
4,600,000 SHARES OF COMMON STOCK BEING SOLD BY SELLING SHAREHOLDERS

Existing shareholders of Amerasia Khan Enterprises Ltd. are selling 4,600,000 shares of common stock at an offering price of $0.025 per share for the duration of the offering, on a best efforts basis, no minimum, 4,600,000 shares maximum. (As used in this prospectus, the terms "we", "us", "our", the “Company”, and "Amerasia Khan Enterprises Ltd." mean Amerasia Khan Enterprises Ltd., unless otherwise indicated. All dollar amounts refer to U.S. dollars unless otherwise indicated.) There is no escrow account. We will not receive any proceeds from the resale of shares of our common stock by the selling security holders. We will pay all of the expenses of this offering. The offering will be for a maximum period of 90 days from the date of this prospectus and may be extended for an additional 90 days if we so choose to do so.

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.025 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The following table sets forth the information for the shares which are being offered by the selling shareholders of the Company:

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.025	None	$0.025
Total	$115,000	None	$115,000

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE VARIOUS RISK FACTORS DESCRIBED BEGINNING ON PAGE 8 (READ THIS SECTION CAREFULLY) BEFORE INVESTING IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _____, 2005.

SUMMARY OF PROSPECTUS

Business Summary

Amerasia Khan Enterprises Ltd. (the “Company”) was incorporated on April 2, 2004, under the laws of the State of Nevada. Our fiscal year end is March 31. We currently operate our business out of office space that we share with another company, located at 353 West 7th Avenue, Vancouver, B.C., Canada. Our telephone number is (604) 723-6877.

We design, develop, market, distribute and sell academic regalia currently in Canada and later plan to move into the United States. We do not intend to launch an aggressive advertising campaign for our products; instead, we intend to focus on building a reputation for our products through a single distribution chain. In furtherance of this plan, on May 31, 2004, we secured a two year agreement whereby Artona Group, Inc. (“our First Principal Customer”) will solely purchase and/or rent from us. Our First Principal Customer has been operating in the specialized graduation photography industry for over 20 years, and has already secured agreements with three prominent high schools located in Vancouver, British Columbia, Canada for the 2005 graduation year.

As of March 31, 2005, we received our first test shipment of 1,131 sets of gowns, stoles, caps and year dates from our manufacturer in China. As of the date of this prospectus, we have through our First Principal Customer rented our products out to the three high schools in Vancouver, B.C., Canada. Revenues generated were not significant as we were testing our product in our initial year of operations. It was agreed on by both us and our First Principal Customer that no more than three schools would be pursued for the initial year of operations (2005 graduation year). This action has been initiated to:

•	Test the timeliness and deliverability of goods shipped from manufacturers in China.
•	Test the viability of our products in the target market.
•	Test our administrative procedures, delivery and recovery dealings, and cleaning of product after each use.

On June 15, 2005, we entered into an agreement to supersede the May 31, 2004 agreement, whereby our First Principal Customer agreed to purchase and/or rent additional quantities of regalia over the next four years. If the current agreement proves successful, we intend to actively pursue additional customers beyond our First Principal Customer, placing further orders for products upon expansion of customer base. We will also actively pursue additional contracts with schools alongside our customers to achieve new orders for the 2006 graduation season.

We currently have minimal operations, no employees, own no business assets or real estate, and as a result we must be considered to be in our developmental stage. We do not consider our company to be a “blank check company” as defined in Securities Act Rule 419(a)(2)(i)-(ii), as we have a specific business plan and purpose.

Offering By Selling Shareholders

A group of selling shareholders is endeavoring to sell 4,600,000 of the 9,000,000 shares of total outstanding common stock at this offering. The percentage of total outstanding common stock being offered by the selling shareholders is 51.11%. The price at which the selling shareholders offer their shares is a fixed price of $0.025 per share, or if a market for the stock develops, then the actual price of stock will be determined by market factors. We will not receive any proceeds from the sale of the common stock by the selling shareholders.

The Offering - Following is a brief summary of this offering:

Securities Being Offered	Up to 4,600,000 shares of common stock are from selling shareholders (authorized 50,000,000) with par value of $0.001 per share.

Offering Price Per Share by Company and Selling Shareholders
$0.025 for the duration of the offering. The Company intends to apply to the Over-The-Counter Bulletin Board to allow the trading of our common stock upon our becoming a reporting entity under the Security Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by market factors. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Common Stock Outstanding Prior to Offering	9,000,000
Common Stock Outstanding After the Offering	9,000,000 (if maximum sold)
Minimum Number of Shares To Be Sold in This Offering	None
Use of Proceeds
We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders. The Company will incur offering expenses, including filing, printing, legal, accounting, and other expenses, estimated at $41,000. See “Use of Proceeds”.

Offering Period
The shares are being offered for a period not to exceed 90 days from the date this Prospectus is effective with the Securities and Exchange Commission, unless extended by the Company for an additional 90 days.

Summary of Financial Data

As at and March 31, 2005 and September 30, 2005, our latest financial statements included with this prospectus is summarized below. See “Financial Statements” for more detail.

	September 30, 2005 (Unaudited)	March 31, 2005 (Audited)
Balance Sheet
Cash	$115,572	$60,062
Total Assets	149,366	83,328
Total Liabilities	121,320	126,356
Working Capital (Deficiency)	123,320	51,106
Share Capital	169,361	4,665
Retained Earnings (Deficient)	(143,315)	(47,693)
Stockholders’ Equity (Deficiency)	26,046	(43,028)
	Six Months Ended September 30, 2005 (Unaudited)	Year Ended March 31, 2005 (Audited)	April 2, 2004 (Date of Incorporation) to September 30, 2005 (Unaudited)
Statements of Operations
Revenue	7,548	0	7,548
Expenses	45,570	47,693	93,245

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO OUR BUSINESS AND OUR COMPANY

Risks Related to a Development Stage Company

1. We are a development stage company involved primarily in the design, development, marketing, distribution, and sale and or rental of academic regalia apparel. We do not have a meaningful historical record of sales and revenues nor an established business track record. We have not earned significant revenues since our formation, which makes it difficult to evaluate whether we will operate profitably. Operating expenses from inception to period ended September 30, 2005, totaled $76,086, and we experienced a net loss of ($141,315) against revenue of $7,548. Our future is dependent upon our ability to obtain financing and upon future profitable operations. We plan to seek additional funds through private placements of our common stock and/or through debt financing. In the event we are unsuccessful in obtaining additional funds and/or operating profitably, the business will fail and you will lose your entire investment.

2. Unanticipated problems, expenses and delays are frequently encountered in ramping up sales and developing new products. Our ability to successfully outsource manufacturing, design, develop, market, distribute, and sell and or rent our products and to generate significant operating revenues will depend on our ability to, among other things:

•	successfully develop and operate production facilities or enter into agreements with third parties to perform these functions on our behalf;

•	successfully market, distribute and sell our products or enter into agreements with third parties to perform these functions on our behalf; and

•	obtain the financing required to implement our business plan.

3. Given our limited operating history, there can be no assurance that we will be able to show a profit or that we can build our business such that we can earn a significant profit. Since inception, we have raised $226,813 in private placements of equity and shareholder loans provided by primary shareholders and our management believes that we can sustain our operations for the next year from the proceeds of this private placement and from existing working capital. The future of our company will depend upon our ability to obtain adequate orders for our products, prompt payment for our products and, as when needed, sufficient financing and continuing support from stockholders and creditors to achieve and maintain profitable operations. To the extent that we cannot achieve our plans and generate revenues which exceed expenses on a consistent basis and in a timely manner, our business, results of operations, financial condition and prospects could be adversely affected.

4. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur continuing and significant losses into the foreseeable future. As a result of continuing losses, we may exhaust all of our resources and be unable to achieve profitability. Our accumulated deficit will continue to increase as we continue to incur losses. We may not be able to earn profits or continue operations if we are unable to generate significant revenues from our business activities. There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Risks Related to Seasonality

5. The demand for regalia apparel is inherently seasonal in nature. The seasonality of our businesses requires us to manage our cash flows carefully over the course of any given fiscal year. If we fail to manage our cash flows effectively in response to seasonal fluctuations, we may be unable to offset the results from any such period with results from other periods, which could impair our ability to meet cash flow needs. If we fail to monitor production and distribution accurately during these peak seasonal periods and are unable to satisfy our customers' delivery requirements, we could jeopardize our relationships with our customers.

Risks Related to Our Products

6. The quality and the design of our academic regalia are important to our success and competitive position, and the inability to continue to offer and develop such products to our customers could harm our business. Should the trend steer away from quality, our business could be adversely affected. In addition, there are no assurances that our future designs will be successful, and in that regard, any unsuccessful designs could adversely affect our business.

7. To date, our product line has been restricted to boy’s/men's and girl’s/women's academic regalia. There can be no assurance that we can successfully introduce any additional products.

Risks Related to Employees and Management

8. If we are unable to hire staff to manage our operations, our growth could harm our future business results and may strain our managerial and operational resources.

As we proceed with the production, marketing, sale and/or rental of our products, we may experience significant and rapid growth of our business. We may need to add staff to manage operations, handle sales and marketing efforts and perform finance and accounting functions. We may be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective operational and financial systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a material adverse effect on our business and financial condition.

9. Our performance is substantially dependent upon the expertise of our President, Mr. Johnny Lee, and other key management personnel such as Mr. David Ho, and our ability to continue to hire and retain such personnel. Mr. Lee spends most of his working time working with our company. It may be difficult to find sufficiently qualified individuals to replace Mr. Lee or other key management personnel if we were to lose any one or more of them. The loss of Mr. Lee or any of our key management personnel could have a material adverse effect on our business, development, financial condition, and operating results.

We do not maintain "key person" life insurance on any of our directors or senior executive officers.

10. Our management does not have any specific training in running a regalia apparel business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing a regalia apparel company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

11. Because our president, Mr. Johnny Lee, owns 44.44% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Lee are inconsistent with the best interests of other stockholders.

Mr. Lee is our president, chief executive officer and director. Along with his significant stock ownership, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Lee may still differ from the interests of the other stockholders.

12. Our president, Mr. Johnny Lee owns 4,000,000 shares of our common stock which equates to 44.44% of our outstanding common stock. There is presently no public market for our common stock and we plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. If our shares are publicly traded on the over-the-counter bulletin board, Mr. Lee will be eligible to sell 2,000,000 of his shares publicly subject to the volume limitations in Rule 144 beginning on May 24, 2005, and another 2,000,000 of his shares publicly subject to the volume limitations in Rule 144 beginning on June 10, 2006. The offer or sale of a large number of shares at any price may cause the market price to fall. Sales of substantial amounts of common stock or the perception that such transactions could occur, may materially and adversely affect prevailing markets prices for our common stock.

13. The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations. Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles. Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

Risks Related to Ineffective Marketing and Other Market Factors

14. We will be required to develop a marketing and sales campaign that will effectively showcase our products. We depend substantially upon third parties, i.e. other independent photographers and photography studios, for several critical elements of our business including, among other things, marketing, sales and distribution activities. There can be no assurance that we or these third parties will be able to establish or maintain adequate sales, marketing and distribution capabilities, or that we will be able to enter into marketing agreements or relationships with third parties in additional territories, i.e. other provinces in Canada and the U.S., on financially acceptable terms or that any third parties with whom we enter into such arrangements will be successful in marketing, selling or distributing our products. If they are not, our business could be negatively impacted. Also, if we are unable to maintain our relationships with these sales agents and distributors or if these sales agents and distributors begin selling our competitors products, then our ability to generate revenues through the sale and/or rental of our products could be negatively impacted.

15. We sell our product primarily to independent photographers, photography studios and schools, colleges and universities in Canada on an open account with 45 to 60 day payment terms. Financial difficulties with a customer could result in serious losses for our company.

16. Our success depends upon our achieving significant market acceptance of our company and our products. We cannot guarantee that independent photographers, photography studios or schools and universities will stock or purchase our products. Acceptance of our products will depend on the success of our marketing efforts and our ability to provide the products to independent photographers, photography studios, schools, colleges and universities. To date, we have not spent significant funds on marketing and promotional efforts. In the future, if we decide to spend significant funds on marketing and promotional efforts, if these expenses fail to develop an awareness of our products, these expenses may never be recovered and we may never be able to generate any significant future revenues. In addition, even if awareness of our products increases, we may not be able to produce enough of our product to meet the demand.

Risks Related to Competition

17. The garment industry, in general, and the academic regalia sector, in particular, is intensely competitive and fragmented.

We compete against well-established companies with greater product and name recognition and with substantially greater financial, marketing and distribution capabilities than ours, as well as against a large number of small specialty producers. There can be no assurance that we can compete successfully in this complex and changing market.

RISKS RELATED TO MANUFACURING IN A FOREIGN COUNTRY

18. We compete with other companies for the production capacity of our manufacturer. Because we are a small enterprise and many of our competitors have greater financial and other resources than we have, they may have an advantage in the competition for production capacity. We currently outsource our production to only one manufacturer in China. If we experience a significant increase in demand, or if we need to replace our existing manufacturer, we may have to expand our third party manufacturing capacity. We cannot be assured that this capacity will be available to us, or that if available it will be available on terms that are acceptable to us. If we cannot produce a sufficient quantity of our products to meet demand or delivery schedules, our customers might reduce demand, reduce the purchase price they are willing to pay for our products or replace our product with the product of a competitor, any of which could have a material adverse effect on our financial condition and operations.

19. The manufacturer of our academic regalia is located in China. As such, there may be political instability that may affect the general business climate in China. Purchases from China subject our company to additional risks, including, among other things, imposition of quotas or trade sanctions, decline in the value of the United States dollar against local currencies causing an effective increase in the cost of finished products and components, shipment delays and the political instability between China and its neighboring countries. We cannot predict the effect that such factors will have on business arrangements with China, but any such development could have a material adverse effect on us.

While China's economy has experienced significant growth in the past twenty years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises. Still a substantial portion of productive assets in China are owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Our business could be adversely affected by a change in these policies.

To summarize, the following are some of the risks inherent in doing business internationally:

à	regulatory limitations imposed by foreign governments;

à	fluctuations in currency exchange rates;

à	political, military and terrorist risks;

à	disruptions or delays in shipments caused by customs brokers or government agencies;

à	unexpected changes in regulatory requirements, tariffs, customs, duties and other trade barriers;

à	difficulties in staffing and managing foreign operations; and

à	potentially adverse tax consequences resulting from changes in tax laws.

If future operations are negatively affected by these changes, our sales or profits may suffer.

20. Our outsourced manufacturer obtains materials from a limited group of suppliers. Our manufacturer does not have any long-term agreements with these suppliers obligating them to continue to supply materials or products. Our reliance on these suppliers involves significant risks and uncertainties, including whether these suppliers will provide an adequate supply of required materials of sufficient quality, will increase prices for the materials and will perform their obligations on a timely basis. If our outsourced manufacturer is unable to obtain materials from third-party suppliers in the quantities and of the quality required on a timely basis and at acceptable prices, we may not be able to deliver our products on a timely or cost-effective basis to our customers, which could cause customers to terminate their contracts with us, reduce our gross profit and seriously harm our business, results of operations and financial condition. Moreover, if any of our suppliers become financially unstable, our manufacturer will have to find new suppliers. It may take several months to locate alternative suppliers. We may experience significant delays in manufacturing and shipping our products to customers and incur additional development, manufacturing and other costs to establish alternative sources of supply if we lose any of these sources. We cannot predict if we will be able to obtain replacement materials within the time frames that we require at an affordable cost, or at all.

21. Because our outsourced manufacture and material suppliers are located in China, it may be difficult or impossible to enforce contract obligations or to seek indemnification/contribution for injuries sustained by our customers in product-liability related cases. In the event a dispute arises with these foreign entities, it is uncertain whether a judgment obtained in the United States will be collectible in China from a practical or legal standpoint. Moreover, our company may be forced into a dispute in China, where the availability of justice may be vastly different from the established legal structure of the United States.

RISKS RELATED TO GOVERNMENT REGULATION AND SUPERVISION

22. Any negative changes to international trade agreements and regulations such as NAFTA and the World Trade Organization where there is a rise in trade quotas, duties, taxes and similar impositions as well as limiting the countries from whom we can purchase our fabric or other component materials, or limiting the countries where we might market and sell our products could have an adverse effect on our business.

Any changes in regulation by the Federal Trade Commission in Canada and the United States with respect to labeling and advertising of our products could have an adverse effect on our business.

RISKS RELATED TO LACK OF DIVIDENDS

23. We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

RISKS RELATED TO THIS OFFERING

24. A market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

25. The selling shareholders are offering 4,600,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 51.11% of the common shares outstanding as of the date of this prospectus.

26. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

27. In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the “RISK FACTORS", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.025. The company will not receive any proceed from the sale of the common stock offered through this prospectus by the selling shareholders. The company, however, will incur offering expenses, including filing, printing, legal, accounting, and other expenses, estimated at $41,000.

OFFERING EXPENSES

Accounting & Legal	35,000
SEC Filing & Blue Sky Fee	2,000
Printing	3,000
Transfer Agent	1,000
41,000

DETERMINATION OF OFFERING PRICE

The offering price of the 4,600,000 common shares being offered on a “direct participation” basis has been arbitrarily determined and bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Additionally, because we have little operating history and have generated little revenue to date, the price of the shares is not based on past earnings.

This prospectus covers the resale by the selling security holders named in this prospectus of up to 4,600,000 shares of common stock that were issued by our company in various private placement offerings made by us pursuant to Regulation S promulgated under the Securities Act.

The sales price to the public is fixed at $0.025 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The selling security holders may offer and sell, from time to time, any or all of the shares of common stock issued to them. Because the selling security holders may offer all or only some portion of the 4,600,000 shares of common stock to be registered, we cannot estimate how many shares of our common stock the selling security holders may hold upon termination of the offering, nor can we express, as a percentage, how this number of shares will relate to the total number of shares that we will have outstanding at that time.

Other than the relationships described below, none of the selling security holders had or have any material relationship with us. None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

The selling shareholders named in this prospectus are offering all of the 4,600,000 shares of common stock offered through this prospectus. The shares include the following:

1.
600,000 shares at $0.001 per share of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on May 24, 2004;

2.
4,000,000 shares at $0.025 per share of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on June 30, 2005;

The following table provides as of this prospectus date, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;

2.	the total number of shares that are to be offered by each;

3.	the total number of shares that will be owned by each upon completion of the offering;

4.	the percentage owned by each upon completion of the offering; and

5.	the identity of the beneficial holder of any entity that owns the shares.

Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Temuulen Ulziiburen Chingeltei Duureg, 4R Horoo, Baga Toiruu, 17-9, Ulaanbaatar, Mongolia	300,000	300,000	Nil	Nil
Kam Chung Hui Suite 211, 2/F Tak Shing House, Tak Tin estate, Lam Tin, Kowloon, Hong Kong	300,000	300,000	Nil	Nil
Duuriimaa Oidov 1R Horoo 12R Horoolol 22R Bair 124 Toot, Ulaanbaatar, Mongolia	425,000	425,000	Nil	Nil
Timursukh Oidov Bayanzurkh Duureg, 4R	425,000	425,000	Nil	Nil

Horoo, 15R Horoolol, 111R Bair, 30 Toot, Ulaanbaatar, Mongolia
Khulan Choilon Chingeltei Duureg, 5R Horoo, 6R Horoolol, 21R Bair, 14 Toot, Ulaanbaatar, Mongolia	425,000	425,000	Nil	Nil
Geser Bataakhuu 5R Horoo, 10R Horoolol, 3-38, Ulaanbaatar, Mongolia	425,000	425,000	Nil	Nil
Solongo Bataakhuu Bayangol Duureg, 3R Horoolol, 15R Horoo, 21 Bair, 70 Toot, Ulaanbaatar, Mongolia	425,000	425,000	Nil	Nil
Mark Lee 1/F, 37 Cambridge Road, Kowloon Town, Kowloon, Hong Kong	425,000	425,000	Nil	Nil
Enrique Yon Cune Vesaliv, 363 Apto 301, San Boya, Lima, Peru	179,000	179,000	Nil	Nil
Alberto Yon Jr. Ucayali 741-747, Lima, L1, Peru	100,000	100,000	Nil	Nil
Chaim Ai Ngoh 5 Jalan Kakatua, Singapore, 598566	50,000	50,000	Nil	Nil
Siu Hing Chan 31/F Flat C, Tower 1, Elegance Garden, Tuen Mun, N.T., Hong Kong	275,000	275,000	Nil	Nil
Shiu Yong Tham 3368 East 44th Avenue, Vancouver, B.C., Canada, V5R 3B4	400,000	400,000	Nil	Nil
Simon Tsemakovich 2950 West 15th Street Vancouver, B.C., Canada, V6K 3A3	425,000	425,000	Nil	Nil
Gemma Sarreal #603 - 238 Alvin Narod Mews Vancouver, B.C., Canada V6B 5Z3	1,000	1,000	Nil	Nil
Eva Yuk Kit Lam 2782 East 15th Avenue Vancouver, B.C., Canada, V5M 2K3	1,000	1,000	Nil	Nil
Romana Mae Lopez #250 - 13604 - 67 Avenue Surrey, B.C., Canada, V3W 6X5	1,000	1,000	Nil	Nil
Anneliese M. Sagucio 8340 St. Albans Road Richmond, B.C., Canada	1,000	1,000	Nil	Nil

V6Y 2K9
Timothy Rak 6520 Whiteoak Dr, Richmond, B.C., Canada, V7E 4Z8	1,000	1,000	Nil	Nil
Michael Rak 6520 Whiteoak Dr, Richmond, B.C., Canada, V7E 4Z8	1,000	1,000	Nil	Nil
Jaspaul Bagry 3405 East 4th Ave, Vancouver, B.C., Canada, V5M 1M1	1,000	1,000	Nil	Nil
Andrew Bisnar 4515 Peterson Drive, Richmond, B.C., Canada, V7E 4X6	1,000	1,000	Nil	Nil
Charmaine Cheng 9440 McBurney Drive, Richmond, B.C., Canada, V6Y 3C6	1,000	1,000	Nil	Nil
Sean Kelly 2601 - 1155 Homer St. Vancouver, B.C., Canada, V6B 5T5	1,000	1,000	Nil	Nil
Raymond Tsang 1257 Marine Drive, West Vancouver, B.C., Canada V7T 1B4	1,000	1,000	Nil	Nil
Kerry Chow 8268 Tidewater Place Vancouver, B.C., Canada V6P 6R2	1,000	1,000	Nil	Nil
Donald Hamada #96 - 8701 16th Avenue Burnaby, B.C., Canada, V3n 5B5	1,000	1,000	Nil	Nil
Margaret E. Archibald 4825 Hazel Street, Apt. 1130 Burnaby, B.C., Canada, V5H 4N4	1,000	1,000	Nil	Nil
Nick Louie 1170 East 48th Avenue Vancouver, B.C., Canada, V5W 2E7	1,000	1,000	Nil	Nil
William Law 2088 Quilchena Cresent Vancouver, B.C., Canada, V6M 1E3	1,000	1,000	Nil	Nil
Kenny Kwan 6428 Hudson Street Vancouver, B.C., Canada, V6M 2Z8	1,000	1,000	Nil	Nil
Ralph Bellefleur 13522 - 62B Avenue	1,000	1,000	Nil	Nil

Surrey, B.C., Canada, V3X 3R6
Grant Caudwell 550 Burrard Street, Apt 500 Vancouver, B.C., Canada, V6C 2B5	1,000	1,000	Nil	Nil
Richard Kwan 6520 Nanaimo Street Vancouver, B.C., Canada, V5P 4L2	1,000	1,000	Nil	Nil
Roberto Chu 1340 - 43rd Avenue East Vancouver, B.C., Canada, V5W 1V2	1,000	1,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sold shares of common stock not being offered in this prospectus or purchased additional shares of common stock, and further assume that all shares offered are sold.

Except as described below, none of the selling shareholders: (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or (2) has ever been one of our officers or directors.

à	Kam Chung Hui is the mother of David Ho, our director and officer
à	Duuriimaa Oidov is the sister of Timursukh Oidov
à	Geser Bataakhuu is the cousin of Solongo Bataakhuu
à	Enrique Yon is the brother of Alberto Yon
à	Mark Lee is the cousin of Johnny Lee, our director and officer

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

A group of selling shareholders is endeavoring to sell 4,600,000 of their shares of common stock at this offering. The percentage of the total outstanding common stock being offered by the selling shareholders is approximately 51.11% based upon 9,000,000 of our common shares that are issued and outstanding as of the date of this Prospectus. We believe the selling shareholders intend to sell their shares to persons residing outside of the United States of America.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

The sales price to the public is fixed at $0.025 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1. the market price of our common stock prevailing at the time of sale;
2. a price related to such prevailing market price of our common stock, or;
3. such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;
2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The selling shareholders may also sell their shares through Johnny Lee, our Director and President. Mr. Johnny Lee will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/~~-~~dealer. The conditions are that:

1.	The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;
2.	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
3.	The person is not at the time of their participation, an associated person of a broker/~~-~~dealer; and
4.
The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Johnny Lee is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. Mr. Lee is and will continue to be our Director and President at the end of the offering. Mr Lee and has not been during the last twelve months and is currently not broker/dealer or associated with broker/dealer. Mr. Lee has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our prospectus is effective by the SEC do the selling shareholders intend to advertise, through tombstones, and hold investment meetings in various states or provinces where the offering will be registered. The selling shareholders will not use the Internet to advertise this offering. The selling shareholders intend to distribute the prospectus to potential investors at the meetings and to friends and relatives who are interested in a possible investment in the offering.

We confirm that the selling shareholders have not engaged and will not be engaging a finder in connection with this offering.

Although the selling shareholders intend to sell their shares outside of the United States of America only, we believe it is in the best interest of our Company to register these shares in case we have even one U.S. prospective investor.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings, and to our knowledge, no such proceedings are threatened or contemplated by any party.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers and their respective addresses, citizenship, positions held, ages, and durations as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Johnny Lee Block 4, 11A Rhythm Garden,242 Choi Hung Road, Kowloon, Hong Kong Citizenship: China	President, Chief Executive Officer, Director	44	April 2, 2004
David Ho 1409 Forbes Avenue North Vancouver, BC, Canada V7M 2Y2 Citizenship: Canada	Secretary, Chief Financial Officer, Director	49	April 2, 2004

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he was employed.

Johnny Lee, President, Chief Executive Officer and Director

Mr. Lee became a Director and our President on April 2, 2004. Since 1992 to the present, Mr. Lee has been the Managing Director of Nanpong (Hing Kee) Corp. Ltd. in Hong Kong. From 1988 to 1992, Mr. Lee was the Production Manager of O.K. Footwear Ltd. located in Hong Kong. In 1986, Mr. Lee obtained a B.B.A. from Simon Fraser University in Vancouver, British Columbia, Canada.

David Ho, Secretary, Treasurer, Chief Financial Officer, Director

Mr. Ho became a Director and our Secretary and Treasurer on April 2, 2004. Since 1980 to the present, Mr. Ho has been the President of Apex Travel Ltd. in Vancouver, British Columbia, Canada. From 1980 to 1999, Mr. was the General Manager of L & L Developments Inc. In 1979, Mr. Ho obtained a degree in Computer/Math from the University of Manitoba, Manitoba, Canada.

Significant Employees

We do not currently have any significant employees aside from our directors and officers. However, the Company engaged the management services of our Director, Mr. Johnny Lee, in May of 2004. Mr. Lee assisted the Company and acted as a liaison for the Company in China. With his language skills and knowledge of the local government in China, Mr. Lee was able to find a suitable manufacturer for our Company. Mr. Lee continues to assist with management services and operational and administration services in China. Mr. Lee received a monthly consulting fee of $2,500 through the end of April 30, 2005. On May 1, 2005, we extended the management agreement with Mr. Lee for another 12 months ending April 30, 2006, but by mutual consent, the agreement has been suspended on June 29, 2005. Mr. Lee will continue to represent and work on behalf of the Company without compensation until such time as Company has sufficient cash follow to compensate Mr. Lee

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director, executive officer, or employee of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of this prospectus date, certain information with respect to the beneficial ownership of our common stock by each security holder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and certain executive officers. Each person has sole voting and investment power with respect to the shares of common stock except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owners of Common Stock	Title of Class	Amount and Nature of Beneficial Ownership	% of Common Stock
Johnny Lee Director, President and Chief Executive Officer Block 4, 11A, Rhythm Garden 242 Choi Hung Road, Kowloon Hong Kong, China	Common Stock	4,000,000	44.44%
David Ho Director, Secretary, Treasurer, and Chief Financial Officer 1409 Forbes Avenue North Vancouver, B.C. V7M 2Y2 Canada	Common Stock	400,000	4.44%
DIRECTORS AND OFFICERS AS A GROUP		4,400,000	48.89%

5% SHAREHOLDERS	NONE	NONE	NONE

1.
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

2.	Based on 9,000,000 shares outstanding as of this prospectus date, and no options, warrants, rights of conversion or privileges or similar items to purchase shares of common stock.

3.	The beneficial owner named above does not have the right to acquire options, warrants, rights, conversion privilege, or similar obligations.

4.	Except as pursuant to applicable community property laws, the persons named in the above table have sole voting and investment power with respect to all shares of Common Stock.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

Securities Authorized for Issuance Under Equity Compensation Plans

We have no equity compensation plans.

Future Sales of Shares

A total of 9,000,000 shares of common stock are issued and outstanding and, following effectiveness of this prospectus, 4,400,000 shares will remain restricted securities as defined in Rule 144 of the Securities Act of 1933. Under Rule 144, the restricted securities may be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

DESCRIPTION OF SECURITIES

We are authorized to issue 50,000,000 common shares with $0.001 par value. As of this prospectus date we had 9,000,000 common shares outstanding. The holders of our common stock are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to security holders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights.

All shares of common stock now outstanding are fully paid and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to the Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

In the event of a merger or consolidation, all holders of our common stock will be entitled to receive the same per share consideration.

Preferred Stock

The Company has not authorized any shares of preferred stock.

Non-Cumulative Voting

There are no cumulative voting rights. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business activities.

Warrants

We currently have not authorized any warrants.

Anti-Takeover Provisions

Nevada Revised Statutes Sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our Company.

Reports

See Section on “Reports to Security Holders”

Stock Transfer Agent

Pacific Stock Transfer Company
500 E. Warm Springs Road, Suite 240
Las Vegas, NV 89119
Tel: (702) 361 - 3033
Fax: (702) 433 - 1979

INTEREST OF NAMED COUNSEL AND EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

Lopez, Blevins, Bork & Associates, LLP, independent chartered accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Lopez, Blevins, Bork & Associates, LLP has presented their report with respect to our audited financial statements. The report of Lopez, Blevins, Bork & Associates, LLP is included in reliance upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered hereby, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates has had or will have any direct or material indirect interest, except as follows:

1)
Mr. Johnny Lee, an officer and director of our company, purchased 2,000,000 and another 2,000,000 of our common shares on May 24, 2004 and on June 10, 2005 at a price of $0.001 per share, respectively. The shares sold were in connection with loans that Mr. Lee had executed with the Company and agreed to convert the loans into shares of our company.

2)
Mr. David Ho, an officer and director of our company, purchased 400,000 of our common shares on June 10, 2005 at a price of $0.001 per share. The shares sold were in connection with a loan that Mr. Ho had executed with the Company and agreed to convert the loan into shares of our company.

The issuance of 2,000,000 shares to Mr. Johnny Lee and 400,000 shares to Mr. David Ho at $0.001 per share on June 10, 2005, as set forth above, were issued in settlement of $2,400 of debt. The company recorded a non cash transaction of $57,600 for loss of debt settlement to reflect the fair value of the common stock issued to Messrs. Lee and Ho.

As of the date of this prospectus there are no other directors, officers, key personnel or principal stockholders related by blood or marriage, other than described in Section “Selling Security Holders”.

None of the related parties are acting as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of the securities of the company.

We, however, have notes payable to several shareholders in the following manner:

Shareholder	Loan Amount	Date Loan Executed	Terms & Conditions
Johnny Lee	$8,000 $40,000	May 20, 2004 March 15, 2005	No interest; payable on demand; 15 months advance notice of repayment
Temuulen Ulziiburen	$9,700 $50,000	May 20, 2004 March 28, 2005	No interest; payable on demand; 15 months advance notice of repayment
Kam-Chang Hui	$9,700	May 20, 2004	No interest; payable on demand; 15 months advance notice of repayment

As shown above, our shareholders have advanced $117,400 to the company as of September 30, 2005. The advances are non-interest bearing, payable on demand and are due within 15 months notice. (Although the advances do not bear interest, we have imputed a rate of 8% as a non-cash charge for GAAP purposes.)

DESCRIPTION OF BUSINESS

Company Overview

We were incorporated on April 2, 2004, under the laws of the State of Nevada. Our fiscal year end is March 31. We currently operate our business out of office space that we share with another company, located at 353 West 7th Avenue, Vancouver, B.C., Canada. Our telephone number is (604) 723-6877.

We design, develop, market, distribute and sell academic regalia currently in Canada and later plan to move into the United States. We do not intend to launch an aggressive advertising campaign for our products; instead, we intend to focus on building a reputation for our products through a single distribution chain. In furtherance of this plan, on May 31, 2004, we secured a two year agreement, whereby our First Principal Customer will solely purchase and/or rent from us. Our First Principal Customer has been operating in the specialized graduation photography industry for over 20 years, and has already secured agreements with three prominent high schools located in Vancouver, British Columbia, Canada for the 2005 graduation year.

As of March 31, 2005, we received our first test shipment of 1,131 sets of gowns, stoles, caps and year dates from our manufacturer in China. As of the date of this prospectus, we have through our First Principal Customer rented our products out to the three high schools in Vancouver, B.C., Canada. Revenues generated were not significant as we were testing our product in our initial year of operations. It was agreed on by both us and our First Principal Customer that no more than three schools would be pursued for the initial year of operations (2005 graduation year). This action has been initiated to:

•	Test the timeliness and deliverability of goods shipped from manufacturers in China.
•	Test the viability of our products in the target market.
•	Test our administrative procedures, delivery and recovery dealings, and cleaning of product after each use.

On June 15, 2005, we entered into an agreement to supersede the May 31, 2004 agreement, whereby our First Principal Customer agreed to purchase and/or rent additional quantities of regalia over the next four years. The agreement provides for, among other things, the following:

1.	The First Principal Customer will place an order of 1,500 regalia from us upon execution of the agreement;
2.	We agree to delivery the order of 1,500 regalia no later than March 31, 2006;
3.	All of the 1,500 gowns ordered are in black color inclusive of cap, tassel, and year date in gold for 2006;
4.	The cost of the order is set at USD$29.50 per regalia delivered, inclusive of gown, cap, tassel and year date;
5.	The First Principal Customer will purchase or rent no less than 6,000 units of regalia exclusively from us over the next four years. The base price will be determined at the time of order;
6.	For purposes of calculating the sharing of the rental profits, both parties agree as follows:
a.	For rental in British Columbia, both parties will share profits of 50% each after direct costs; and
b.	All other areas outside of British Columbia, 60% of profits will go to us and the remaining 40% of profits will go to the First Principal Customer after direct costs;
7.	The First Principal Customer will provide advisory support and assistance in identifying other similar photography studios in North America for the marketing of our products; and
8.	Both parties shall have the right to terminate the agreement upon mutual agreement.

If the current agreement proves successful, we intend to actively pursue additional customers beyond our First Principal Customer, placing further orders for products upon expansion of customer base. We will also actively pursue additional contracts with schools alongside our customers to achieve new orders for the 2006 graduation season.

We currently sell and/or rent our products in blue, burgundy and black.

Employees

As of the date of this prospectus, we have no employees. Our officers and directors of our company serve without compensation. However, Johnny Lee, President and a director of our company has entered into a Management Services Agreement with the company dated May 1, 2004. The company hired Mr. Lee as a consultant/liaison, as he has local knowledge of the manufacturing industry in China, where our products are manufactured. Mr. Lee inspects the fabrics and the finished goods prior to having them shipped as part of our quality control program. (See Section on “Directors, Executive Officers, Promoters, and Control Persons”.)

Our Products

Our principal products are academic regalia of gowns, stoles, caps, tassels and year dates attached to each tassel. These products are manufactured in China but are sold and/or rented in North America.

Business Strategy

Our intended strategy is to build brand recognition by marketing our products to photography studios and/or photographers that already have a strong and stable market penetration and to partner with them in order to strengthen our market hold. We currently intend to utilize photography studios in the Vancouver area to achieve this goal, and thereafter the rest of Canada and the United States.

Sales & Marketing Strategy

For the first year of operations, we have identified a First Principal Customer through whom we hope to generate greater interest and product awareness. Following the pilot year of operations, we intend on identifying other comparable companies to engage in distribution of our academic regalia throughout other Canadian provinces and into the US. These new customers will have a long-standing history of reputation and service within their business community, and who we think might purchase and/or rent academic regalia as a value added service to their existing business. Once we are established in the marketplace for service and quality, we may then decide to approach academic institutions and students directly as purchasers of regalia.

Promotional strategies include, but are not limited to:

à	Branding of product to directly identify and build loyalty among distributors and end users of the product;
à	Marketing collateral development for use by customers and other parties acting as distributors of regalia;
à	Affiliation with Canadian and US professional photography and digital associations to provide a medium for identifying potential distributors;
à
Participation in trade shows related to the regalia, photography and digital imaging industries to provide a venue for identifying potential distributors. Research will be conducted to identify trade shows where the target markets participate directly; and

à	Anticipated creation of a website that will promote regalia products, solicit e-commerce, supervise supply chain management and manage distributor relations.

Our vision is to market quality, yet affordable academic regalia.

Supply Strategy and Manufacturing

We outsource all of our manufacturing to third parties on an order-by-order basis. Currently, we have one contract manufacturer, located in Southern China, who supplies us with all of the materials and also manufactures our academic regalia for us according to our design specifications. This has enabled us to manufacture our academic regalia without requiring a large amount of working capital. Mr. Lee inspects the fabrics and the finished goods prior to having them shipped as part of our quality control program. We plan to continue to outsource most, if not all, of our production this way.

We do not currently have any long-term agreements in place for the supply of our fabric, thread or other raw materials.

Competition

The academic regalia industry is intensely competitive and fragmented. We compete against other small companies similar to ours, large companies that have similar business strategies, large marketing companies, and importers and distributors that sell products similar to/or competitive with ours. Examples of companies with whom we compete include Jostens, Inc., Gaspard & Sons, Traditions USA, Trim and Tassel and Saxon Uniform Network, Inc.

We believe that our competitive strengths consist of the detailing of the design, the quality of the regalia, and the competitive pricing we offer to our customers.

Government Regulation and Supervision

Our operations are subject to the effects of international trade agreements and regulations such as the North American Free Trade Agreement (NAFTA). We are also subject to regulation by the World Trade Organization. Generally, these international trade agreements benefit our business rather than burden it because they tend to reduce trade quotas, duties, taxes and similar impositions. However, these trade agreements may also impose restrictions that could have an adverse impact on our business, by limiting the countries from whom we can purchase our fabric or other component materials, or limiting the countries where we might market and sell our products.

Once we market our products in the United States, labeling and advertising of our products will be subject to regulation by the Federal Trade Commission. We believe that we are in substantial compliance with these regulations.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND/OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Financing

There is no historical financial information about us upon which to base an evaluation of our performance as a corporation involved in the business of academic regalia. We are a development stage corporation and have not generated any significant revenue to date from our activities. In order to meet our long-term needs, we must raise cash from other sources or successfully generate enough revenue to stay in business. Notwithstanding, in the short-term, various shareholders have made loans to us (See Section on “Certain Relationships and Related Transactions”), and we believe this infusion of capital will allow us to remain operational in the next twelve months. We also believe our cash reserves are sufficient to pay for the legal and accounting expenses of complying with our obligations as a reporting issuer under the Securities Exchange Act of 1934. Accordingly, we believe we will not be required to raise additional capital during the next twelve months.

Should our market share increase and it is economically feasible to continue operating, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. We have discussed this matter with our officers and directors, however, our officers and directors are unwilling to make any commitments to loan us any additional money if and when the need arises. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and cannot raise it we will either be required to suspend activities until we do raise the cash, or cease activity entirely.

Employees

We do not intend to hire any employees at this time, nor do we intend to do so in the next twelve months. Aside from the Management Services Agreement established with Mr. Johnny Lee, see “Directors, Executive Officers, Promoters, and Control Persons,” which at this present time is suspended, our officers and directors of our company serve without compensation.

Research and Development

We do not currently have a formal research and development effort but we plan to continue to develop new products.

Off Balance Sheet Arrangements

As of September 30, 2005, there were no off balance sheet arrangements.

Financial Condition, Liquidity and Capital Resources

Our financial statements contained herein have been prepared on a going concern basis, which assumes that we will be able to realize our assets and discharge our obligations in the normal course of business. We incurred an accumulated net loss of 143,315 from inception to September 30, 2005. To date, we have no significant revenue.

From inception on April 2, 2004 to September 30, 2005, our principal capital resources have been acquired through issuance of common stock and from shareholder loans.

Cash Balances -
We maintain our major cash balances at one financial institution, HSBC Bank Canada, located at 4151 Hazelbridge Way, Richmond, British Columbia, Canada V6X 4J7. The balances are insured up to Cdn$60,000 per account by the Canada Deposit Insurance Corporation. As at November 10, 2005, we had a cash balance of $112,796, with no uninsured cash balances.

Liquidity and Capital Resources -
Historically, we have financed our cash flow and operations from the sale of stock and notes payable to shareholders. Our total cash and cash equivalent position as at September 30, 2005 was $115,572.

From inception to the period ended September 30, 2005, net cash used in operating activities, consisting mostly of loss from operations was 77,662.

For the period from inception to September 30, 2005, net cash resulted from advances from shareholders in the amount of $117,400.

Working capital as of September 30, 2005 was $121,652.

Our capital resources have been limited. We currently do not, and will not, generate significant revenue from activities, and to date have relied on the sale of equity and related party loans for cash required for our activities. We have no external sources of liquidity in the form of credit lines from banks. No investment banking agreements are in place and there is no guarantee that we will be able to raise capital in the future should that become necessary.

Fiscal 2005 to period ended September 30, 2005 (From inception on April 2, 2004 to September 30, 2005) -
Operating expenses from inception to period ended September 30, 2005, totaled $78,068, and we experienced a net loss of ($141,315) against revenue of $7,548. The major expenses during this period were professional fees of $18,401, compensation of $35,000, and other general and administrative expenses of $21,713. The company did not incur any expenses for wages, rent and telephone.

The earnings per share (fully diluted -- weighted average) was a net loss of $0.02 from inception to period ended September 30, 2005.

Critical Accounting Policies

Our discussion and analysis of financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management re-evaluates its estimates and judgments.

The going concern basis of presentation assumes we will continue in operation throughout the next fiscal year and into the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Certain conditions, discussed below, currently exist which raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Inventory is valued at the lower of cost or market, cost being determined by the first-in, first-out method. We continually evaluate our inventories by assessing slow moving current product. Market value of non-current inventory is estimated based on historical sales trends for this category of inventory of our company's individual product lines, the impact of market trends, an evaluation of economic conditions and the value of current orders relating to the future sales of this type of inventory.

Revenue from product sales and rentals are recognized as title passes to the customer upon shipment, and upon completion of rental period (usually 5 days) respectively. We accrue for estimated sales returns and other allowances in the period in which the related revenue is recognized.

DESCRIPTION OF PROPERTY

Our office is located at 353 West 7th Avenue, Vancouver, B.C., Canada, V5Y 1M2, where we are provided for free without charge and without any written lease agreement, approximately 300 square feet of office space from our First Principal Customer.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no public trading market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of he rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and; (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

None of our common stock is subject to outstanding options or rights to purchase nor do we have any securities that are convertible into our common stock. We do not presently have in effect employee stock options or benefit plans that would involve issuing additional shares of our common stock. In addition, we have no shares authorized for issuance under any equity compensation plan.

As of the date of this prospectus there were 9,000,000 shares of common stock issued and outstanding. All of these shares were issued in a private transaction without registration under the Act and are therefore restricted securities. All of the 9,000,000 shares issued and outstanding were done pursuant to Regulation S. 4,000,000 shares are held by our president/director, Johnny Lee and 400,000 shares are held by our secretary, treasurer and director, David Ho. Due to Mr. Lee and Mr. Ho’s affiliation with our Company, these shares are subject to restrictions within Rule 144. Pursuant to Rule 144, Mr. Lee and Mr. Ho shares are considered to be restricted and “control securities.” Control securities are those held by an affiliate of the company. An affiliate is a person, such as a director or large shareholder, in a relationship of control with the issuer. Further, control includes the power to direct the management and policies of the company in question, whether through the ownership of voting securities, by contract, or otherwise.

Restricted or control shares may be sold to the public, provided five conditions are met:

a.
Holding Period: Before you may sell restricted securities in the marketplace, you must hold them for at least one year. The one-year holding period begins when the securities were bought and fully paid for.

b.
Adequate Current Information: There must be adequate current information about the issuer of the securities before the sale can be made. This generally means the issuer has complied with the periodic reporting requirements of the Securities Exchange Act of 1934.

c.
Trading Volume Formula: After the one-year holding period, the number of shares you may sell during any three-month period cannot exceed the greater of 1% of the outstanding shares of the same class being sold, or if the class is listed on a stock exchange or quoted on NASDAQ, the greater of 1% or the average reported weekly trading volume, during the four weeks preceding the filing of a notice of the sale on Form 144.

d.
Ordinary Brokerage Transactions: The sales must be handled in all respects as routine trading transactions, and brokers may not receive more than a normal commission. Neither the seller nor the broker can solicit orders to buy the securities.

e.
Filing Notice With the SEC: At the time you place your order, you must file a notice with the SEC on Form 144 if the sale involves more than 500 shares or the aggregate dollar amount is greater than $10,000 in any three-month period. The sale must take place within three months of filing the Form and, if the securities have not been sold, you must file an amended notice.

Because Mr. Lee and Mr. Ho are considered to be affiliates and control persons, and pursuant to paragraph (c) immediately above, Mr. Lee and Mr. Ho will not be able to sell all of their shares at once. Initially, Mr. Lee and Mr. Ho will be limited to selling 1% of the outstanding shares of the same class being sold, or 1% of 9,000,000 or 90,000 shares during a three-month period.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. As of the date of this prospectus, we have no shareholders that may sell their shares under Rule 144(k).

On May 24, 2004, we issued 600,000 shares to 2 non-affiliate shareholders, and on June 18, 2005, we issued another 4,000,000 shares to 33 non-affiliate shareholders, for a total of 4,600,000 shares to non-affiliate shareholders.

Pursuant to the terms of the subscription agreements used in the May 24, 2004 and June 18, 2005 private placements, we are required to register these 4,600,000 shares.

DIVIDEND POLICY

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business, or;

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future. Investors should not purchase shares in this offering if their intent is to receive dividends.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our officers and directors for all services rendered in all capacities to us from inception in April 2, 2004 to the date of this prospectus.
SUMMARY COMPENSATION TABLE AS AT JUNE 30, 2005
		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary and/or Fees	Bonus	Other Annual Compensation	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts	All Other Compen- sation
Johnny Lee President and Chief Executive Officer	2004 2005 To 2006	Nil 35,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
David Ho Secretary, Treasurer & Chief Financial Officer	2004 2005	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

There were no grants of stock options since inception to date of this prospectus.

Stock Options / SAR Grants

Long-Term Incentive Plan - Awards in Most Recently Completed Fiscal Year

We have no long-term incentive plans in place and therefore there were no awards made under any long-term incentive plan to any executive officers during our most recently completed fiscal year. A “Long-Term Incentive Plan” is a plan under which awards are made based on performance over a period of longer than one fiscal year, other than a plan for options, SARs (Stock Appreciation Rights) or restricted share compensation.

We have not adopted a formal stock option plan to provide stock-based incentive compensation to employees, consultants, directors and other advisors.

Compensation of Directors

We have no formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Employment Contracts and Termination of Employment and Change in Control Arrangements

Other than as set out in this registration statement, we have not entered into any employment or consulting agreements with any of our current officers, directors or employees.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

We do not provide pension, retirement or similar benefits for our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Management Agreements

There are no management agreements with any of our directors or executive officers, other than those referred to herein. On May 1, 2004, the Company entered into a Management Services Agreement with Johnny Lee, our president and chief executive officer of our company. Pursuant to the terms of the Management Services Agreement, Mr. Lee received a consulting fee of $2,500 per month, payable on the last day of each month effective from May 1, 2004 to April 30, 2005. On May 01, 2005 the Company entered into an extension to the Management Agreement for another 12 months period ending April 30, 2006. In return, because of Mr. Lee’s local knowledge of the manufacturing industry in China and Mongolia, Mr. Lee has agreed to (i) provide the Company with local (China) knowledge of the manufacturing factories in China; (ii) provide quality control for all products produced by the local (China) factories; (iii) management services, including office and administration services, telephone and computer services; and (iv) to carry out management and direction of the business of the Company, including managing, supervising and the coordinating of any export activities from China/Mongolia carried out by us. From inception to June 29, 2005 Mr. Lee received a total of $35,000.

On June 29, 2005, the Company and Mr. Johnny Lee mutually agreed to suspend the Management Agreement until such date that the Company is more profitable and viable.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our security holders but will voluntarily send an annual report, together with our annual audited financial statements. Once we become registered with the U.S. Securities and Exchange Commission, we will be required to file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”), which will be available to the public over the Internet at the SEC's website at http://www.sec.gov. (See Section - “WHERE YOU CAN FIND MORE INFORMATION”)

FINANCIAL STATEMENTS

Our financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

The following financial statements pertaining to Amerasia Khan Enterprises Ltd. are filed as part of this registration statement:

Index to Financial Statements:

A.1.	Unaudited Financial Statements, which include:
	a.	Balance Sheets as at September 30, 2005
	b.	Interim Statements of Operations for the comparative three months period ended September 30, 2005 and September 30, 2004, and six months period ended September 30, 2005 and September 30, 2004.
	c.	Interim Statements of Cash Flows for the comparative six months ended period September 30, 2005 and September 30, 2004.
	d.	Notes to the Financial Statements as at September 30, 2005;
B.1.	Report of Independent Registered Public Accounting Firm dated June 02, 2005.

B.2.	Audited Financial Statements for the period from April 2, 2004 to March 31, 2005, which include:
	a.	Balance Sheets as at March 31, 2005
	b.	Statements of Operations for the year ended March 31, 2005, for the period from April 2, 2004 to March 31, 2005.
	c.	Statements of Cash Flows for the year ended March 31, 2005, for the period from April 2, 2004 to March 31, 2005.
	d.	Statement of Stockholders' Deficiency for the period from April 2, 2004 to March 31, 2005.
	e.	Notes to the Financial Statements as at March 31, 2005;

AMERASIA KHAN ENTERPRISES LTD.

(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
(Unaudited)

September 30, 2005
ASSETS

Current assets
Cash	$115,572
Prepaid expenses and deposits	10,000
Total current assets	125,572

Fixed Assets
Rental assets, net of accumulated depreciation of $ 2,972	23,794

TOTAL ASSETS	$149,366

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$5,920
Stockholder advances	117,400
Total current liabilities	123,320

STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value, 50,000,000 shares authorized, 9,000,000 shares issued and outstanding	9,000
Additional paid in capital	160,361
Deficit accumulated during the development stage	(143,315
Total Stockholders’ Equity	26,046

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$149,366

 See accompanying notes to financial statements.

AMERASIA KHAN ENTERPRISES LTD.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS
Three and Six Months Ended September 30, 2005 and 2004
and Period From April 2, 2004 (Inception) through September 30, 2005
(Unaudited)

	Three months ended September 30, 2005	Three months ended September 30, 2004	Six months ended September 30, 2005	Six months ended September 30, 2004	Period from April 2, 2004 (Inception) through September 30, 2005

Rental revenue	$-	$-	$7,548	$-	$7,548

Gown rental expense	-	-	8,416	-	8,416

Gross margin	-	-	(868)	-	(868)

General and administrative expenses:
Professional fees	3,200	778	14,200	4,201	18,401
Compensation	-	7,500	10,000	12,500	35,000
Depreciation	2,229	-	2,972	-	2,972
Other general and administrative	-	-	5,286	131	21,713
Total General and Administrative	5,429	8,278	32,458	16,832	78,086

Operating loss	(5,429)	(8,278)	(33,326)	(16,832)	(78,954)
Loss on settlement of debt	-	-	(57,600)	-	(57,600)
Interest expense	(2,348)	(540)	(4,696)	(811)	(6,761

Net loss	$(7,777)	$(8,818)	$(95,622)	$(17,643)	$(143,315)

Net loss per share:
Basic and diluted	$(0.01)	$(0.00)	$(0.01)	$(0.01)

Weighted average shares outstanding:
Basic and diluted	9,000,000	2,600,000	6,866,666	2,600,000

See accompanying notes to financial statements.

AMERASIA KHAN ENTERPRISES LTD.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS
Six Months Ended September 30, 2005 and 2004
and Period From April 2, 2004 (Inception) through September 30, 2005
(Unaudited)

	Six months ended September 30, 2005	Six months ended September 30, 2004	Inception through September 30, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(95,622)	$(17,643)	$(143,315)
Adjustments to reconcile net loss to cash used by operating activities:
Depreciation	2,972	-	2,972
Imputed interest on stockholder advances	4,696	811	6,761
Loss on settlement of debt	57,600		57,600
Change in non-cash working capital items
Advanced - related party	-	(13,000)	-
Accounts payable	(636)	-	8,320
Prepaid expense and deposits	(10,000)	-	(10,000)
CASH FLOWS USED IN OPERATING ACTIVITIES	(40,990)	(29,832)	(77,662)
CASH FLOWS FROM INVESTING ACTIVITY
Purchase of rental assets	(3,500)	-	(26,766)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	100,000	2,600	102,600
Stockholder advances	-	27,400	117,400
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	100,000	30,000	220,000

NET INCREASE IN CASH	55,510	168	115,572
Cash, beginning of period	60,062	-	-
Cash, end of period	$115,572	$168	$115,572

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

NON CASH TRANSACTIONS:
Issuance of stock for debt	$2,400	$-	$2,400

See accompanying notes to financial statements.

AMERASIA KHAN ENTERPRISES LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Amerasia Khan Enterprises Ltd. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s registration statement filed with the SEC on Form SB-2. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year March 31, 2005 as reported in Form SB-2, have been omitted.

NOTE 2 - COMMON STOCK

At inception, Amerasia issued 2,600,000 shares of stock to its founding shareholders for $2,600 cash.

During the period, Amerasia issued 4,000,000 shares of stock pursuant to Regulation S of the United States Securities Act of 1933 for $100,000 cash or $0.025 per share.

Also during the period, Amerasia issued two directors 2,400,000 shares of common stock at $0.001 per share in settlement of $2,400 of debt and recorded a non cash transaction of $57,600 for loss of debt settlement to reflect the fair value of the common stock issued.

NOTE 3 - RELATED PARTY TRANSACTIONS

Shareholders of Amerasia have advances due from Amerasia of $117,400 at September 30, 2005. The advances are non-interest bearing and are due within 15 months notice. Amerasia has imputed interest at 8% or $4,696 (2004-$540) and $2,348 (2004-$811) for the six month and three month periods ended September 30, 2005.

Amerasia paid management and consulting fees of $ 10,000 (2004- $12,500) and nil ( 2004-$7,500) to a director of the Company for the six month and three month periods ended September 30, 2005.

NOTE 4 - COMMITMENTS

The company entered into a management services agreement with a director of the company whereby the company agrees to pay monthly consulting fees in the amount of $2,500 for the period from May 1, 2004 through April 30, 2005. The agreement was extended until April 30, 2006, but by mutual consent, the agreement has been suspended on June 30, 2005. Under this agreement $7,500 and $12,500 were paid for the six month ending September 30, 2005 and 2004, respectively.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Amerasia Khan Enterprises Ltd.
(A Development Stage Company)
Vancouver BC, Canada

We have audited the accompanying balance sheet of Amerasia Khan Enterprises Ltd. as of March 31, 2005, and the related statements of operations, stockholders’ deficit, and cash flows for the period from April 2, 2004 (Inception) through March 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amerasia Khan Enterprises Ltd. as of March 31, 2005, and the results of its operations and its cash flows for the period from April 2, 2004 (Inception) through March 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Amerasia Khan Enterprises Ltd. will continue as a going concern. As discussed in Note 2 to the financial statements, Amerasia Khan Enterprises Ltd. has incurred losses from inception through March 31, 2005 totaling $47,693. Amerasia Enterprises Ltd. will require additional working capital to develop its business until Amerasia Enterprises Ltd. either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about Amerasia’s ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Lopez, Blevins, Bork & Associates, LLP
Houston, Texas

June 2, 2005

AMERASIA KHAN ENTERPRISES LTD.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

March 31, 2005
ASSETS

Current assets
Cash	$60,062

Fixed asset
Rental assets	23,266

TOTAL ASSETS	$83,328

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$8,956
Stockholder advances	117,400
Total current liabilities	126,356

STOCKHOLDERS’ DEFICIT:
Common stock, $.001 par value, 50,000,000 shares authorized, 2,600,000 shares issued and outstanding	2,600
Additional paid in capital	2,065
Deficit accumulated during the development stage	(47,693)
Total Stockholders’ Deficit	(43,028)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$83,328

See accompanying summary of accounting policies and notes to financial statements

AMERASIA KHAN ENTERPRISES LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

For the period from April, 2004 (Inception) through
March 31, 2005

General and administrative expenses:
Professional fees	$4,201
Travel	8,674
Compensation	25,000
Filing and registration fees	5,154
Other	2,599
Total General and Administrative	(45,628)

Interest expense	(2,065)

Net loss	$(47,693)

Net loss per share:
Basic and diluted	$(.02)

Weighted average shares outstanding:
Basic and diluted	2,600,000

See accompanying summary of accounting policies and notes to financial statements

AMERASIA KHAN ENTERPRISES LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
Period from April 2, 2004 (Inception) through March 31, 2005

	Common stock		Additional paid-in capital	Deficit accumulated during the development stage	Total
	Shares	Amount
Issuance of common stock for cash to founders	2,600,000	$2,600	$-	$-	$2,600
Imputed interest	-	-	2,065	-	2,065
Net loss	-	-	-	(47,693)	(47,693)

Balance, March 31, 2005	2,600,000	$2,600	$2,065	$(47,693)	$(43,028)

See accompanying summary of accounting policies and notes to financial statements

AMERASIA KHAN ENTERPRISES LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

Inception through March 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(47,693)
Adjustments to reconcile net loss to cash used by operating activities:
Imputed interest on stockholder advances	2,065
(45,628)
Change in non-cash working capital items Accounts payable	8,956
CASH FLOWS USED IN OPERATING ACTIVITIES	(36,672)
CASH FLOWS FROM INVESTING ACTIVITY
Purchase of rental assets	(23,266)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	2,600
Stockholder advances	117,400
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	120,000

NET INCREASE IN CASH	60,062
Cash, beginning of period	-
Cash, end of period	$60,062

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-
Income taxes paid	$-

See accompanying summary of accounting policies and notes to financial statements

AMERASIA KHAN ENTERPRISES LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Nature of business. Amerasia Khan Enterprises Ltd. (“Amerasia”) was incorporated in Nevada on April 2, 2004. Amerasia is a development stage company located in Vancouver, Canada which operates as a supplier of academia regalia to graduation ceremony events.

Rental Assets

Amerasia purchases gowns, stoles, caps, tassels and metal year date-tags for rental to graduation ceremony events. The Company’s inventory of these items has been capitalized and is being depreciated on a straight line basis over a three year period. Amortization will begin upon the first rental of the capital assets.

Cash and Cash Equivalents

For the purposes of presenting cash flows, Amerasia considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Revenue Recognition

Amerasia recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales is price is fixed or determinable and collectibility is probable. These criteria are generally met at the time the gown rental service is complete.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these consolidated financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

Amerasia does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 - GOING CONCERN

Amerasia Khan Enterprises Ltd. has a deficit accumulated during the development stage of $47,693 as of March 31, 2005. Amerasia’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, Amerasia has no current source of revenue. Without realization of additional capital, it would be unlikely for Amerasia to continue as a going concern. Amerasia's management plans on raising cash from public or private debt or equity financing, on an as needed basis and in the longer term, revenues from the development of planned operations as discussed in Note 1. Amerasia's ability to continue as a going concern is dependent on these additional cash financings, and, ultimately, upon achieving profitable operations through the development of operations.

NOTE 3 - INCOME TAXES

For the period ended March 31, 2005, Amerasia has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $47,500 at March 31, 2005, and will expire in the year 2025.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2005
Deferred tax asset attributable to:
Net operating loss carryover	$16,500
Valuation allowance	(16,500)
Net deferred tax asset	$-

NOTE 4 - COMMON STOCK

At inception, Amerasia issued 2,600,000 shares of stock to its founding shareholders for $2,600 cash.

NOTE 5 - RELATED PARTY TRANSACTIONS

Shareholders of Amerasia have advances due from Amerasia of $117,400 at March 31, 2005. The advances are non-interest bearing and are due with 15 months notice. Amerasia has imputed interest at 8% or $2,065 for the period ended March 31, 2005.

Amerasia paid management and consulting fees of $ 25,000 to a director of the Company.

NOTE 6 - COMMITMENTS

The company entered into a management services agreement with a director of the company whereby the company agrees to pay monthly consulting fees in the amount of $ 2,500 for the period from May 1, 2004 through April 30, 2005. Subsequent to year end, the agreement was extended to April 30, 2006.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have no changes or disagreements with our accountants.

LEGAL MATTERS

Cane Clark, LLP, 3273 East Warm Springs, Las Vegas, Nevada, 89120, telephone (702) 312-6255, has acted as our legal counsel.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission. Our U.S. Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the U.S. Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Amerasia Khan, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Amerasia Khan Enterprises Ltd. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

DEALER PROSPECTUS DELIVERY OBLIGATION

“Until ___________________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.” Dealers are obligated to deliver a prospectus even after our registration statement has been filed but prior to the expiration of the 90-day period after ____________, or prior to the expiration after the first date upon which our shares were bona fide offered to the public by us after _____, whichever is later.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Nevada corporation law provides that:

•
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

•
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•
to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our security holders;

•	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•	by court order.

Pursuant to Nevada Revised Statutes Section 78.7502 and 78.751, our Bylaws provide for the indemnification of present and former directors and officers and each person who serves at our request as our officer or director. We will indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is our director or officer. Such individual must have conducted himself/herself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interest. In a criminal action he must not have had a reasonable cause to believe his conduct was unlawful. This right of indemnification shall not be exclusive of other rights that the individual is entitled to as a matter of law or otherwise.

We will not indemnify an individual adjudged liable due to his negligence or willful misconduct toward us, adjudged liable to us, or if he/she improperly received personal benefit. Indemnification in a derivative action is limited to reasonable expenses incurred in connection with the proceeding. Also, we are authorized to purchase insurance on behalf of an individual for liabilities incurred whether or not we would have the power or obligation to indemnify him pursuant to our bylaws.

Our Bylaws provide that individuals may receive advances for expenses if the individual provides a written affirmation of his good faith belief that he has met the appropriate standards of conduct and he will repay the advance if he is judged not to have met the standard of conduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder..

SEC registration fees	$ 2, 000
Printing and engraving expenses(1)	3,000
Accounting fees and expenses(1)	6,000
Legal fees and expenses(1)	29,000
Transfer agent and registrar fees(1)	1,000
Fees and expenses for qualification under state securities laws(1)	0
Offering Expenses	41,000
Miscellaneous(1)	$ 8,000
Total	$49,000

(1) We have estimated these amounts

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales of Unregistered Securities.

On May 24, 2004, we sold an aggregate of 2,600,000 shares of our common stock at $0.001 per share for aggregate gross proceeds of $2,600 (2,000,000 shares to a director and officer, and 600,000 shares each to two other shareholders).

On June 10, 2005, we sold and aggregate of another 2,400,000 shares of our common stock at $0.001 per share for aggregate gross proceeds of $2,400 (2,000,000 shares to one director and officer, and 400,000 shares to the other director and officer). Subsequently, on June 18, 2005, we further sold another 4,000,000 shares of our common stock at $0.025 per share for aggregate gross proceeds of $100,000 to 33 shareholders.

All 37 shareholders (including the 2 officers and directors) are non-U.S. person in an offshore transaction relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S and/or Section 4(2) of the Securities Act. (The identity of these purchasers is included within tables set forth in the Selling Security Holders and Security Ownership of Certain Beneficial Owners and Management sections set forth above.)

Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser in accordance with Regulation S and the transfer agent affixed the appropriate legends. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Pursuant to the terms of the subscription agreements used in the May 24, 2004 and June 18, 2005 private placements, we are required to register 4,600,000 shares belonging to non-affiliates in this registration statement. In the subscription agreements, we agreed to use our best efforts, at our sole cost and expense, to file this registration statement with the U.S. Securities and Exchange. All sales of our stock were made in U.S. currency. No commissions or underwriting discounts were employed.

Item. 27. Exhibits.

Pursuant to Rule 601 of Regulation SB, the following exhibits are included herein or incorporated by reference.

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Cane Clark LLP
10.1	Management Services Agreement dated May 1, 2004
10.2	Extension of Management Services Agreement dated May 1, 2005
10.3	Suspension of Management Services Agreement dated June 29, 2004
10.4	Academic Regalia Purchase and Rental Agreement dated June 15, 2005
23.1	Consent of Lopez, Blevins, Bork & Associates, LLP, Chartered Accountants
23.2	Consent of Cane Clark LLP

Item 28. Undertakings.

The undersigned company hereby undertakes that it will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a) any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, our company has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on November 29, 2005.

AMERASIA KHAN ENTERPRISES LTD.

By: /s/ Johnny C.N. Lee

Johnny C.N. Lee, President, Chief Executive Officer and Director

(Principal Executive Officer)

Dated: November 29, 2005

By: /s/ David Ho

David Ho, Chief Financial Officer, Secretary and Director

Dated: November 29, 2005

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Johnny C.N. Lee as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

By: /s/ Johnny C.N. Lee

Johnny C.N. Lee, President, Chief Executive Officer and Director

(Principal Executive Officer)

Dated: November 29, 2005

By: /s/ David Ho

David Ho, Chief Financial Officer, Secretary and Director

Dated: November 29, 2005